EXHIBIT 23(c)

                                                                   Exhibit 23(c)



The Board of Directors
EdgeMark Financial Corporation:



We consent to the use of our report dated February 22, 1993 and included herein relating to the consolidated balance sheets of EdgeMark Financial Corporation and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the years then ended, and to the reference to our Firm under the heading "Independent Public Accountants" in the registration statement.


                                   /s/ KPMG Peat Marwick

January 20, 1994